                                                                    Exhibit 99.1

                                                                    NEWS RELEASE
[LOGO] MTC TECHNOLOGIES                                               Dayton, OH
                                                                February 4, 2003
Linking Imagination and Innovation"(R)
--------------------------------------------------------------------------------

MTC Technologies, Inc.
4032 Linden Ave.
Dayton, OH 45432
www.modtechcorp.com


FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 4, 2003

            MTC TECHNOLOGIES, INC. SIGNS NEW LINE OF CREDIT AGREEMENT

DAYTON, OH, February 4, - MTC Technologies, Inc. (Nasdaq: MTCT), announced today that it signed a new credit agreement with four banks: National City Bank, KeyBank National Association, Fifth Third Bank, and Branch Banking and Trust Company. Among other things, the agreement provides for an initial line of credit of $35 million that the Company may increase to a maximum of $50 million, subject to certain requirements and the banks' approval. The agreement is for an initial three-year period, extendable for an additional year at the end of each year. Borrowings under the agreement are secured by a general lien on the Company's consolidated assets and require the Company to meet certain covenant requirements.

This agreement replaces the existing $15 million revolving credit agreement with co-lenders National City Bank and The Provident Bank, which was scheduled to mature on January 2, 2004.

David Gutridge, MTC Technologies, Inc. Executive Vice President & CFO, stated, "Although we have no requirements for borrowed funds in the near future, this agreement should provide us with the financial flexibility we need for the next several years to fund the Company's growth, whether the funds be needed for acquisitions or for increased working capital. "

The Company does not have any outstanding borrowings under its new or previous credit facility.

MTCT, through its wholly owned subsidiaries, provides engineering, technical and management services to the Federal Government and employs approximately 1,100 people in 20 locations. MTCT's principal subsidiary, Modern Technologies Corp.

(MTC), was founded in 1984 and, together with MTCT, is headquartered in Dayton, OH. MTCT is a Nasdaq listed company.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. These risks and uncertainties include: risks related to the growth of our FAST program, including strains on resources and decreases in operating margins; federal government audits and cost adjustments; differences between authorized amounts and amounts received by us under government contracts; government customers' failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; our ability to attract and retain qualified personnel; our ability to retain contracts during re-bidding processes; pricing pressures; undertaking acquisitions that might increase our costs or liabilities or be disruptive; integration of acquisitions; and changes in general economic and business conditions. For more information concerning these risks and uncertainties, see the Securities and Exchange Commission filings for MTCT.

    For further information on MTC, visit the website at www.modtechcorp.com.

FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:                                      AT FRB | WEBER SHANDWICK:
David Gutridge                                       Analyst Inquiries:
Chief Financial Officer                              Lisa Fortuna
937/252-9199                                         312/640-6779
dgutridge@modtechcorp.com                            lfortuna@webershandwick.com

                                       6